EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-140887 of our report dated February 9, 2007, May 20, 2007, as to the subsequent event in Note 6, relating to the balance sheet of Behringer Harvard Opportunity REIT II, Inc. and subsidiaries (the “Company”), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Dallas, Texas

June 18, 2007